Exhibit 10.3

EXECUTION VERSION

NANTHEALTH, INC.

RESALE REGISTRATION RIGHTS AGREEMENT

April 27, 2021

-i-

NANTHEALTH, INC.

RESALE REGISTRATION RIGHTS AGREEMENT

This Resale Registration Rights Agreement (this “Agreement”) is dated as of April 27, 2021, and is between NantHealth, Inc., a Delaware corporation (the “Company”), and each investor identified in the signature pages hereto (individually, an “Investor” and collectively, the “Investors”).

RECITALS

The Investors are party to the Note Purchase Agreement dated as of April 13, 2021, by and between the Company, the Investors, and the other parties thereto (the “Purchase Agreement”), and it is a condition to the closing that the Investors and the Company execute and deliver this Agreement.

The parties therefore agree as follows:

SECTION 1

DEFINITIONS

1.1 Certain Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Purchase Agreement. In addition to the other capitalized terms used and defined elsewhere herein, as used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Additional Interest” has the meaning set forth in the Indenture.

(b) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c) “Commission Guidance” means any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff.

(d) “Conversion Shares” means the shares of Common Stock issuable upon exchange of the Convertible Notes in accordance with the terms of the Indenture, assuming the Convertible Notes are converted in full.

(e) “Effectiveness Deadline” means the 90th calendar day following the Closing Date.

(f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(g) “Filing Deadline” means the 30th calendar day following the Closing Date.

(h) “Holder” or “Holders” means each Investor or any transferee or assignee of any Registrable Securities, Series 1 Preferred Stock or Convertible Notes, as applicable, to whom an Investor assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement and any transferee or assignee thereof to whom a transferee or assignee of any Registrable Securities, Series 1 Preferred Stock or Convertible Notes, as applicable, assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement.

(i) “Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

(j) “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

(k) “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(l) “Registrable Securities” shall mean (i) the Conversion Shares, (ii) the Preferred Conversion Shares and (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Conversion Shares or the Preferred Conversion Shares; provided, however, that Registrable Securities shall not include any shares of Common Stock which (A) have been sold by the applicable Holder pursuant to a Registration Statement or (B) may be sold by the applicable Holder pursuant to the provisions of Rule 144 without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 and as to which any legend restricting further transfer with regard to such Common Stock has been removed.

(m) “Registration Statement” means any registration statement filed pursuant to this Agreement under the Securities Act covering the resale by any Holder of any Registrable Securities, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

(n) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such Registration Statement.

(o) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Holders, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses.

(p) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(q) “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(r) “Rule 424” shall mean Rule 424 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(s) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(t) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for the Holders (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

SECTION 2

REGISTRATION RIGHTS

2.1 Registration.

(a) Mandatory Registration. The Company shall prepare and, as promptly as practicable but in no event later than the Filing Deadline, file with the Commission a Registration Statement covering the resale of all of the Registrable Securities in a resale offering to be made on a continuous basis. The Registration Statement shall contain (except if otherwise directed by the Holders or required in order to address written comments to the Registration Statement received from the Commission upon review of such Registration Statement) the “Plan of Distribution” section in substantially the form attached as Annex A hereto, as the same may be amended in accordance with the provisions of this Agreement; provided, however, that no Holder shall be named as an “underwriter” without such Holder’s express prior written consent. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, but in any event prior to the Effectiveness Deadline, and shall use its commercially reasonable efforts to keep the initial Registration Statement continuously effective under the Securities Act for so long as the securities registered under such Registration Statement continue to constitute Registrable Securities under this Agreement (the “Effectiveness Period”).

(b) Rule 415; Cutback. In the event that the Commission does not permit the Company to register in any Registration Statement all of the Registrable Securities in a secondary offering, the Company shall promptly notify each of the Holders thereof, and amend such Registration Statement to register such maximum portion as permitted by Commission Guidance, including such guidance pertaining to Rule 415; provided that (i) the Company shall use commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the Commission Guidance that are not then registered on an effective Registration Statement and (ii) the Company shall not name any Holder as an “underwriter” without such Holder’s express prior written consent. Notwithstanding any other provision of this Agreement, if any Commission Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement in a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its

Registrable Securities and unless any Commission Guidance requires otherwise, the number of Registrable Securities to be registered on such Registration Statement will be reduced pro rata among all Holders. In the event of a cutback pursuant to this Section 2.1(b), the Company will offer to the Holders to file and cause to become effective with the Commission, as promptly as allowed by Commission or Commission Guidance, one or more Registration Statements to register for resale those Registrable Securities that were not previously registered for resale. No liquidated damages shall accrue as to any Registrable Securities subject to a cutback pursuant to this Section 2.1(b) if (i) the Holders decline to request the filing of a new Registration Statement or (ii) the Holders request the filing of a new Registration Statement, until such date as the Company is able to effect the registration of such Registrable Securities in accordance with Commission Guidance (the earlier such date, “Restriction Termination Date”); provided in respect of clause (ii), that the Filing Deadline for such Registrable Securities shall be 30 calendar days after the Restriction Termination Date and the Effectiveness Deadline for such Registrable Securities shall be 90 calendar days after the Restriction Termination Date.

(c) Registration Default. The parties hereto agree that the Holders will suffer damages if the Company fails to fulfill its obligations under this Section 2.1 and that, in such case, it would not be feasible to ascertain the extent of such damages with precision. Accordingly, subject to Section 2.1(b), if:

(i) the Company does not file a Registration Statement covering all the Registrable Securities on or before the Filing Deadline;

(ii) such Registration Statement is not declared effective by the Commission on or before the Effectiveness Deadline;

(iii) the Company extends any Suspension Period (as defined below) beyond forty-five (45) days during any consecutive one hundred eighty (180) day period; or

(iv) a Registration Statement is filed and declared effective but, during the applicable Effectiveness Period, a Registration Statement is not effective for any reason or the Prospectus contained therein is not available for use for any reason, in each case other than due to a Suspension Period as provided in Section 2.3(c), for its intended purpose without such disability being cured within ten (10) Business Days by an effective post-effective amendment to such Registration Statement, a supplement to the Prospectus, or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure or the effectiveness of the Registration Statement;

(each such event referred to in foregoing clauses (i) through (iv), a “Registration Default”), then for so long as any Convertible Notes, Series 1 Preferred Stock or Registrable Securities are outstanding, in such event as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell any Registrable Securities and not as a penalty (which remedy will not be exclusive of any other remedies available at law or equity), the Company hereby agrees to pay to each Holder of Convertible Notes, Series 1 Preferred Stock or Registrable Securities then outstanding an aggregate amount equal to 0.25% per year on all outstanding Convertible Notes (and all outstanding shares of Series 1 Preferred Stock and Common Stock to the extent any Convertible Notes have been exchanged pursuant to the Purchase Agreement or converted prior to the occurrence of the Registration Default and such Preferred Conversion Shares or shares of Common Stock, as applicable, remain Registrable Securities) held by such Holders for the first 90 days after such Registration Default and then, if such Registration Default is then continuing, 0.50% per year on all outstanding Convertible Notes (and all outstanding shares of Series 1 Preferred Stock or Common Stock to the extent any Convertible Notes have been exchanged pursuant to the Purchase Agreement converted prior to the occurrence of the Registration Default and such Preferred Conversion Shares or shares of Common Stock, as applicable, remain Registrable Securities) held by such Holders (such payment, “Additional Amounts”);

provided that any payment on shares of Series 1 Preferred Stock or Common Stock will be calculated based on the principal amount of the Convertible Notes as a result of exchange or conversion of which such shares of Series 1 Preferred Stock or Common Stock, as applicable, have been issued to the extent such Preferred Conversion Shares or shares of Common Stock constitute Registrable Securities; provided, further, that any such Additional Amounts will cease to accrue to Holders hereunder when any such Registration Default will cease, be remedied or be cured. In no event shall Additional Amounts accrue under the terms of this Agreement at a rate in excess of 0.50% per annum pursuant to this Agreement when combined with any Additional Interest payable pursuant to the Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Amounts.

2.2 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Section 2.1 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders (in which case the Holders shall bear such expenses). All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the respective Holders.

2.3 Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep the Holders advised in writing as to the initiation of each registration and as to the continuing status thereof. At its expense, the Company will:

(a) Not less than five (5) Business Days prior to the filing of each Registration Statement and not less than one (1) Business Day prior to the filing of any related Prospectus or any amendment or supplement thereto (other than those incorporated or deemed to be incorporated therein by reference), the Company shall furnish to each Holder copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders. The Company shall not file a Registration Statement or Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith; provided that the Company is notified of such objection in writing no later than five (5) Business Days after the Holders have been so furnished copies of a Registration Statement or one (1) Business Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements to a Registration Statement or Prospectus.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period, (ii) prepare and file with the Commission as promptly as practicable any additional Registration Statements as may be necessary in order to register for resale under the Securities Act all of the Registrable Securities, (iii) cause any related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iv) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto, and (v) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus (entirely or in a particular jurisdiction, as the case may be) until the requisite changes have been made (such period when use is suspended, a “Suspension Period”)) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Business Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day: (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the board of directors of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided that the Company shall excise any information contained in any such notice to the extent that such information would constitute material, non-public information regarding the Company or any of its subsidiaries; and provided, further, that during any one hundred eighty (180) day period such Suspension Periods shall not exceed an aggregate of forty-five (45) days. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 2.3(c)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement and suspend the use of the applicable Prospectus until such Holder is advised in writing by the Company that the Suspension Period has been lifted, in which case use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed, and to provide notice thereof, as promptly as is practicable thereafter.

(d) Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal as soon as reasonably practicable of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

(e) Subject to the terms of this Agreement, consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice of a Suspension Period pursuant to Section 2.3(c) until the delivery of notice of the lifting of such Suspension Period.

(f) Upon the occurrence of any event contemplated by Section 2.3(c), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its shareholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) Furnish to each Holder, without charge, (i) at least one (1) conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (excluding those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, except if such documents are available on EDGAR; and (ii) as many copies of each Prospectus or Prospectuses (including without limitation each form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request.

(h) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing or evidence of uncertificated shares evidencing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which shall be free of all restrictive legends and issued in such denominations and registered in such names as any such Holder may request.

(i) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement.

(j) Use its commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which identical securities issued by the Company are then listed.

(k) If requested by a Holder, the Company shall (i) as soon as practicable, file a prospectus supplement or post-effective amendment containing such information as any Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities by such Holder, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering.

(l) Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of all jurisdictions within the United States that the selling Holders request in writing be covered, to keep each such registration or qualification (or exemption therefrom) effective during the applicable Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by any Registration Statement; provided, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to become subject to any material tax in any such jurisdiction where it is not then so subject.

(m) If any Holder is required under applicable securities law to be described as an “underwriter” in a Registration Statement filed at the request of the Holders pursuant to this Agreement, (i) furnish to such Holder, on the date of the effectiveness of such Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request, (A) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Holder, and (B) an opinion, dated as of such date, of external counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to such Holder, and (ii) in connection with such Holder’s due diligence requirements, if any, make available for inspection by (i) such Holder and its legal counsel and (ii) one firm of accountants or other agents retained the Holders (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each such Holder solely for the purpose of establishing a due diligence defense under underwriter liability under the Securities Act, and cause the Company’s officers, directors and employees to supply all information that any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to such Holders) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement. Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Holder) shall be deemed to limit the Holders’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(n) Use its commercially reasonable efforts to provide such other cooperation with the disposition of the Registrable Securities as is reasonably requested by any Holder.

2.4 Information by the Holder. Each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.5 Reserved.

2.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) So long as the Holders owns any Registrable Securities, furnish to each Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

2.7 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to the Holders by the Company under this Section 2 may be assigned by the Holder to a transferee of such Holder’s Registrable Securities only (i) in a transfer of Registrable Securities in an aggregate principal amount of at least $10,000,000 or (ii) to an affiliate of the Holder, provided that the transferee, in both cases, executes and delivers to the Company a joinder to this Agreement. Notwithstanding anything in this Agreement to the contrary, no Registration Default will be deemed to have occurred with regard to any Registrable Securities held by any transferee prior to the date that is 10 Business Days after such transferee notifies the Company of its acquisition of Registrable Securities (and executes a joinder to this Agreement in a form reasonably acceptable to the Company) and provides any information and documentation reasonably requested by the Company for the registration of such Registrable Securities pursuant to this Agreement.

2.8 No Inconsistent Registration Rights. The Company has not entered, as of the date hereof, nor shall the Company, on or after the date of this Agreement, enter into, any agreement with respect to the Company’s securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflict with the provisions hereof.

2.9 Termination of Registration Rights. The right of any Holder to request registration shall terminate on such date on which it no longer holds any Registrable Securities.

2.10 Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder of Registrable Securities, the directors, officers, partners, members, shareholders, agents and employees of each such Holder, each Person who controls any Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the directors and officers, of such controlling Persons, (collectively, the “Indemnitees”), to the fullest extent permitted by applicable law, from and against any and all Proceedings, causes of action, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the Proceeding for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee and shall survive the transfer of any Registrable Securities by any of the Holders.

(b) Indemnification by the Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors and officers of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Indemnified Liabilities, as incurred, to the extent arising out of or based solely upon: (i) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (ii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings.

(i) If any Proceeding shall be brought or asserted against any Indemnitee or the Company (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially prejudiced the Indemnifying Party.

(ii) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (A) the Indemnifying Party has agreed in writing to pay such fees and expenses, (B) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (C) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one (1) separate counsel and one (1) local counsel (if necessary) shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement (x) involves only the payment of monetary settlement amounts, (y) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and (z) does not include any admission as to fault on the part of the Indemnified Party.

(iii) Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d) Contribution.

(i) If the indemnification under Section 2.10(a) or 2.10(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Indemnified Liabilities, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Indemnified Liabilities as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Indemnified Liabilities shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.10(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.10(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of such Holder’s Registrable Securities pursuant to such Registration Statement or Prospectus giving rise to such contribution obligation exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Each Holder’s obligations to contribute pursuant to this Section 2.10(d) are several and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Remedies Not Exclusive. The indemnity and contribution agreements contained in this Section 2.10 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

SECTION 3

MISCELLANEOUS

3.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders of a majority of the Registrable Securities (including for this purpose the Convertible Notes and the Series 1 Preferred Stock on an as converted basis) then outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates.

3.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a) if to any Holder, to such Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 9920 Jefferson Blvd., Culver City, California 90232, or at such other current address as the Company shall have furnished to the Investor, with a copy (which shall not constitute notice) to Martin J. Waters, Wilson Sonsini Goodrich & Rosati, P.C., 12235 El Camino Real, San Diego, California 92130.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth on Exhibit A (or to any other facsimile number for the Holder in the Company’s records), (ii) electronic mail to the electronic mail address set forth on Exhibit A (or to any other electronic mail address for the Holder in the Company’s records), (iii) posting on an electronic network together with separate notice to the Holder of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Holder. This consent may be revoked by a Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

3.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

3.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders of a majority of the then outstanding Registrable Securities (including for this purpose the Convertible Notes and the Series 1 Preferred Stock on an as converted basis). Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.5 Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

3.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

3.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

3.8 Titles and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

3.9 Counterparts .. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

3.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

3.11 Jurisdiction; Venue; Jury Trial. With respect to any disputes arising out of or related to this Agreement, the parties irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED THEREBY.

3.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

3.13 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(signature page follows)

The parties are signing this Registration Rights Agreement as of the date stated in the introductory clause.

NANTHEALTH, INC. a Delaware corporation

By:	/s/ Bob Petrou

Name:	Bob Petrou

Title:	Chief Financial Officer

(Signature page to Registration Rights Agreement)

The parties are signing this Registration Rights Agreement as of the date stated in the introductory clause.

INVESTOR

(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

(Signature page to Registration Rights Agreement)

Annex A

Plan of Distribution

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares of common stock or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares of common stock at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of common stock, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the shares of common stock offered by them will be the purchase price of such shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholders also may resell all or a portion of their respective shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of common stock may be underwriting discounts and commissions under the Securities Act. Selling shareholders will be subject to the prospectus delivery requirements of the Securities Act, unless the sale of our shares of common stock are exempt from the registration requirements of the Securities Act.

To the extent required, the shares of common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares of common stock in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of common stock offered by this prospectus.

We have agreed with the selling shareholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective, subject to certain exceptions, until the earlier of (1) such time as all of the shares of common stock covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares of common stock may be sold without restriction pursuant to Rule 144 of the Securities Act and all restrictive legends associated with the shares of common stock have been removed.